Exhibit 2.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

This AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”) is entered into as of this 12th day of February, 2014 by and among Putnam Hills Corp., a Delaware corporation (“Putnam”), Dandrit BioTech A/S, a Danish company (“Dandrit”) and Niels Erik Nielsen (the “Shareholders’ Representative”), the representative of shareholders a majority of the issued and outstanding capital stock of Dandrit (collectively, the “Dandrit Consenting Shareholders” and together will all other holders of the outstanding capital stock of Dandrit, each a “Dandrit Shareholder”, and collectively, the “Dandrit Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, in a share exchange transaction to be accounted for under United States Generally Accepted Accounting Principles (“US GAAP”) as a reverse acquisition, the Dandrit Consenting Shareholders, desire to exchange the issued and outstanding equity interests of Dandrit for up to an aggregate of 6,000,000 shares (the “Putnam Shares”) of the common stock, par value $0.0001 of Putnam (the Common Stock”), including any Putnam Shares that shall be issuable to any Dandrit Shareholder that is not a Dandrit Consenting Shareholder, which will, collectively, constitute approximately 75% of the issued and outstanding shares of common stock of Putnam after giving effect to the transactions contemplated by this Agreement (collectively, the “Exchange”);

WHEREAS, the issuance of the Putnam Shares to the Dandrit Shareholders is to be made in reliance upon the exemption from registration provided by Regulation S or Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Dandrit is entering into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

WHEREAS, on the Closing Date (as defined below), and as a result of the transactions contemplated hereby, Dandrit will become a wholly-owned subsidiary of Putnam (which shall be renamed “Dandrit Biotech USA, Inc.” following the Closing).

WHEREAS, the Dandrit Consenting Shareholders have appointed the Shareholders’ Representative to act as representative of the Dandrit Consenting Shareholders in connection with the negotiation and execution of this Agreement.

NOW THEREFORE, on the basis of the foregoing stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE 1
THE EXCHANGE

1.1         Exchange of Shares.  Upon the terms and subject to the conditions hereof, at the Closing, each of the Dandrit Consenting Shareholders will sell, convey, assign, transfer and deliver to Putnam all of the equity interests of Dandrit (such equity interests, individually, a “Dandrit Interest”, and collectively, the “Dandrit Interests”) owned by such Dandrit Consenting Shareholder, representing a majority of the issued and outstanding equity interests of Dandrit, as specified in Column I on Schedule I hereto, and Putnam will issue to each Dandrit Consenting Shareholder, in exchange for the Dandrit Interest held by such Dandrit Consenting Shareholder, a stock certificate representing the number of Putnam Shares set forth opposite such Dandrit Consenting Shareholder’s name in Column II on Schedule I hereto, which Putnam Shares shall be issued in proportion to the number of issued and outstanding

Dandrit Interests owned by each such Dandrit Consenting Shareholder.

1.2         Closing. The closing of the Exchange (the “Closing”) shall take place by electronic communication on the date when all of the closing conditions set forth in Article 6 of this Agreement are either satisfied or waived, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date”.

1.3         Name Change. On or immediately following the Closing, the name of Putnam Hills Corp. shall be changed to “Dandrit Biotech USA, Inc.”

1.4         Rights of Holders of Dandrit Interests and Exchange of Dandrit Interests owned by Non-Consenting Dandrit Shareholders. On or prior to the Closing, any certificate or instrument that immediately prior to the Closing represented Dandrit Interests owned by any Dandrit Consenting Shareholder shall be deemed for all purposes, to evidence ownership of and to represent the number of Putnam Shares into which such Dandrit Interests have been exchanged pursuant to Section 1.1 above. The record holder of each such outstanding certificate or other instrument representing Dandrit Interests, shall, after the Closing Date, be entitled to vote the number of Putnam Shares into which such Dandrit Interests have been exchanged on any matters on which the holders of record of Common Stock, as of any date subsequent to the Closing Date, shall be entitled to vote. In any matters relating to such certificates or other instrument of Dandrit Interests, Dandrit may rely conclusively upon the record of shareholders maintained by VP Securities A/P containing the names and addresses of the holders of record of Dandrit Interests on the date immediately prior to the Closing Date. Following the Closing, in accordance with Section 70 of the Danish Companies Act and the Articles of Association of Dandrit, Putnam, will offer to any Dandrit Shareholder that has not consented to the Exchange (the “Non-Consenting Shareholders”) and therefore has not exchanged such Dandrit Shareholder’s Dandrit Interests for Dandrit Shares, the pro rata portion of the number of Putnam Shares such Dandrit Shareholder would have been entitled to if such Dandrit Shareholder had consented to the Exchange. Any remaining Putnam Shares that have not been issued to the Dandrit Consenting Shareholders at the Closing, or to the Non-Consenting Shareholders following the Closing, shall be distributed pro rata among the Dandrit Shareholders that have received Putnam Shares based on the number of Putnam Shares issued to such Dandrit Shareholders in connection with the Exchange and this Agreement.

1.5         Procedure for Exchange of Company Capital Stock.

(a) After the Closing Date, holders of certificates or other instruments theretofore evidencing outstanding Dandrit Interests, upon surrender of such instruments to Putnam, shall be entitled to receive certificates representing the number of Putnam Shares into which such Dandrit Interests represented by the certificates or other instruments so surrendered are exchangeable as provided in Section 1.1 hereof. Putnam shall not be obligated to deliver any such Putnam Shares to which any former holder of Dandrit Interests is entitled until such holder surrenders the certificate or other instrument representing such Dandrit Interest. Upon surrender, each certificate or other instrument evidencing Dandrit Interests shall be cancelled.

(b) All shares of Common Stock issued upon the surrender for exchange of Dandrit Interests, in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Dandrit Interests.

(c) Any shares of Common Stock issued in the Exchange will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) upon receipt by Putnam of a written opinion of counsel for the holder reasonably satisfactory to Putnam to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws, and with respect to those shares of Common Stock issued pursuant to the exemption from registration provided by Regulation S under the Securities Act, in accordance with Regulation S.

Restrictive legends shall be placed on all certificates representing Common Stock issued in the Exchange, if issued pursuant to Regulation S, substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(d) In the event any certificate or other instrument for Dandrit Interests shall have been lost, stolen or destroyed, Putnam shall issue in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of Common Stock, as may be required pursuant to this Agreement; provided, however, that Putnam, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Putnam or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

1.6         Directors and Officers of Putnam Following the Closing. Effective immediately upon the Closing, the directors and officers of Putnam immediately prior to the Closing shall resign, subject to compliance with Rule 14f-1 under the Securities Act and the directors and officers of Putnam shall be the persons who were directors and officers of Dandrit immediately prior to the Closing, respectively. The directors and officers of Putnam following the Closing shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of Putnam and applicable law.

1.7         Shareholders’ Representative.  The Dandrit Consenting Holders have voted for and consented to the execution and adoption of this Agreement and the approval of the transactions contemplated hereby, including but not limited to the Exchange, and have irrevocably appointed attorney Niels Erik Nielsen as the Shareholders’ Representative to act on behalf of the Dandrit Consenting Shareholders, with the same effect as if each such Dandrit Consenting Shareholder had individually appointed such Shareholders’ Representative, with full power and authority to act in the name of and for and on behalf of each Dandrit Consenting Shareholder with respect to all matters arising in connection with, or related to, this Agreement and the transactions contemplated hereby and thereby.  Each of the matters referred to in this Section 1.7 shall be deemed to have been accepted, agreed upon, acknowledged or consented to, as applicable, by each Dandrit Consenting Shareholder upon the vote or consent by such Dandrit Consenting Shareholder for the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Exchange.  The Shareholders’ Representative has been appointed (i) the agent and true and lawful attorney-in-fact of each Dandrit Consenting Shareholder, with full power of substitution, and with full capacity and authority in its sole discretion, to act in the name of and for and on behalf of each Dandrit Consenting Shareholder in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement, and (ii) the agent for service of process for each Dandrit Consenting Shareholder, and the Dandrit Consenting Shareholders have irrevocably consented to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to the Shareholders’ Representative. Without limiting the generality of the foregoing, the power of the Shareholders’ Representative shall include the power to represent each Dandrit Consenting Shareholder with respect to all aspects of this Agreement, which power shall include, without limitation, the power to (i) waive any and all conditions of this Agreement, (ii) amend this Agreement and any agreement executed in connection herewith or therewith in any respect, (iii) receive notices or other communications, (iv) deliver any notices, certificates or other documents required, and (v) take all such other action and to do all such other things as the Shareholders’ Representative deems necessary or advisable with respect to this Agreement.  Putnam and Dandrit shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by the Shareholders’ Representative on behalf of the Dandrit Consenting Shareholders.  Each Dandrit Consenting Shareholder has acknowledged and agreed that (i) all deliveries by Dandrit or the Parent including, without limitation, any payment, to the Shareholder’ Representative shall be deemed deliveries to the Dandrit Consenting Shareholders, (ii) Putnam or Dandrit shall not have any liability with respect to any aspect of the distribution or communication of such deliveries between the Shareholders’ Representative and any Dandrit Consenting Shareholder and (iii) any disclosure made to the Shareholders’ Representative by or on behalf of Putnam or Dandrit shall be deemed to be a disclosure made to each Dandrit Consenting Shareholder.  In the event that attorney Niels Erik Nielsen refuses to, or is no longer capable of, serving as the Shareholders’ Representative hereunder, holders of a majority of the issued and outstanding capital stock of Dandrit shall promptly appoint a successor Shareholders’ Representative who shall be reasonably acceptable to Dandrit and shall thereafter be a successor Shareholders’ Representative hereunder, and the Shareholders’ Representative shall serve until such successor is duly appointed and qualified to act hereunder.

The Dandrit Consenting Shareholders shall indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and third party expenses which the Shareholders’ Representative may suffer or incur by reason of any action, claim or proceeding brought against the Stockholders’ Representative arising out of or relating in any way to this Agreement, or any transaction to which this Agreement relates, unless such losses, liabilities, costs damages and expenses shall have been finally adjudicated to have resulted from the willful misconduct or gross negligence of the Shareholders’ Representative.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF DANDRIT

Dandrit hereby represents and warrants to Putnam, as follows:

2.1         Organization. Dandrit has been duly incorporated or organized, is validly existing as a corporation or other applicable business entity and is in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, and has the requisite power to carry on its business as now conducted.

2.2         Capitalization. Immediately prior to the Exchange, Dandrit’s capitalization will consist of 4,003,089 shares of a single class issued and outstanding.  All of the issued and outstanding shares of capital stock of Dandrit are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, or if subject to preemptive rights, such rights have been irrevocably waived.  There are no voting trusts or any other agreements or understandings with respect to the voting of any outstanding equity interests of Dandrit.

2.3         Certain Corporate Matters. Dandrit is duly qualified to do business as a corporation or other applicable business entity and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a (i) a material adverse effect on the legality, validity or enforceability of this Agreement, or (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Dandrit and its Subsidiaries, taken as a whole (any of (i) or (ii), a “Dandrit Material Adverse Effect”). Dandrit has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4         Authority Relative to this Agreement. Dandrit has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Dandrit and the consummation by Dandrit of the transactions contemplated hereby have been duly authorized by the board of directors or equivalent governing body of Dandrit and no other actions on the part of Dandrit are necessary to authorize this Agreement or the transactions contemplated hereby, except as required pursuant to Section 70 of the Danish Companies Act. This Agreement has been duly and validly executed and delivered by Dandrit and constitutes a valid and binding agreement of Dandrit, enforceable against Dandrit in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; provided, however, that Dandrit makes no representations or warranties with respect to any obligations or actions of or required by the Dandrit Consenting Shareholders to consummate the transactions contemplated by this Agreement.

2.5         Consents and Approvals; No Violations. Except the consents to be obtained by the Dandrit Consenting Shareholders, no filing with, and no permit, authorization, consent or approval of, any third party, public body or governmental authority is necessary for the consummation by Dandrit of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Dandrit nor the consummation by Dandrit of the transactions contemplated hereby, nor compliance by Dandrit with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws or equivalent governing documents of Dandrit, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Dandrit is a party or by which Dandrit or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Dandrit, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Dandrit Material Adverse Effect.

2.6         Financial Statements.

(a)                   Dandrit provided Putnam with a copy of its audited consolidated balance sheet as at December 31, 2012 and 2011, and the related consolidated statement of operations, stockholders’ equity and cash flows for the two fiscal years then ended, together with the unqualified report thereon of Gregory & Associates, LLC (“Gregory”), independent auditors (collectively, the “Audited Financials”).

(b)                  Dandrit has provided Putnam with a copy of the unaudited consolidated balance sheet of Dandrit as at September 30, 2013 and 2012 and the related consolidated statement of operations, stockholders’ equity and cash flows for the fiscal periods then ended, as reviewed by Gregory (the “Interim Financials”).

(c)                  The Audited Financials and Interim Financials (collectively the “Financial

Statements”) (i) are in accordance with the books and records of Dandrit, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of Dandrit and its consolidated Subsidiaries as of the dates indicated, and (iv) are prepared in accordance with US GAAP (except that interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a Dandrit Material Adverse Effect.

2.7         Material Changes.  Except as set forth on Schedule 2.7 and as provided by this Agreement, since the date of the Interim Financials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Dandrit Material Adverse Effect, (ii) Dandrit has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to US GAAP or disclosed in filings made with the Securities and Exchange Commission (the “Commission”), (iii) Dandrit has not altered its method of accounting, (iv) Dandrit has not declared or made any dividend or distribution of cash or other property to its equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

2.8         Tax Matters. Except as to matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Dandrit Material Adverse Effect:

(a)                  Dandrit has duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with each taxing authority having jurisdiction over Dandrit, and no extensions with respect to such tax returns have been requested or granted;

(b)                  Dandrit has paid, or adequately reserved against in the Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

(c)                  to the best knowledge of Dandrit, there has been no material issue raised or material adjustment proposed (and none is pending) by any taxing authority having jurisdiction over Dandrit in connection with any of Dandrit’s consolidated tax returns; and

(d)                  no waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Dandrit.

2.9         Books and Records. The books and records of Dandrit delivered to Putnam prior to the Closing fully and fairly reflect the transactions to which Dandrit is a party or by which its properties are bound.

2.10       Questionable Payments. Neither Dandrit nor any Subsidiary, nor any employee, agent or representative of Dandrit or any Subsidiary, has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Dandrit’s or any Subsidiary’s funds or made any payments from Dandrit’s or any Subsidiary’s funds to any governmental officials for improper purposes or made any illegal payments from Dandrit or any Subsidiary to obtain or retain business.

2. 11      Intellectual Property.  Dandrit has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Dandrit infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or, to the knowledge of Dandrit, are threatened in any jurisdiction.

2.12       Litigation. Dandrit are not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, whether in its jurisdiction of incorporation, organization or formation, as the case may be, or in any foreign jurisdiction, nor is there any charge, complaint, lawsuit or governmental investigation pending against Dandrit. Dandrit is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Dandrit, and  Dandrit does not know of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Dandrit or to which Dandrit is a party that would reasonably be expected to have a Dandrit Material Adverse Effect.

2.13       Legal Compliance. To the best knowledge of Dandrit, after due investigation, no claim has been filed against Dandrit alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. Dandrit holds all of the material permits, licenses, certificates or other authorizations of governmental having jurisdiction over Dandrit and agencies required for the conduct of its business as presently conducted.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE DANDRIT SHAREHOLDERS

Each Dandrit Consenting Shareholder, jointly and severally with any other Dandrit Consenting Shareholder, represents and warrants to Putnam, as follows:

3.1         Ownership of the Dandrit Interests.  Except as set forth in Schedule 3.1, each Dandrit Consenting Shareholder owns, beneficially and of record, good and marketable title to the Dandrit Interest set forth opposite such Dandrit Consenting  Shareholder’s name in Column II on Schedule I hereto (the “Dandrit Shareholder’s Interest”), free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders’ agreements. Each such Dandrit Consenting Shareholder has no right or claim whatsoever to any equity interest in Dandrit which represents an equity interest other than the Dandrit Consenting Shareholder’s Interest, and does not have any options, warrants or any other instruments, the exercise of which would entitle such Dandrit Consenting Shareholder to purchase or convert into any equity interest of Dandrit. At the Closing, such Dandrit Consenting Shareholder will convey to Putnam good and marketable title to the Dandrit Consenting Shareholder’s Interest, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders’ agreements or restrictions.

3.2         Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by the Shareholders’ Representative and constitutes a valid and binding agreement of each such Dandrit Consenting Shareholder, enforceable against such Dandrit Consenting Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3         Required Approvals. There are no filings, permits, authorizations, consents or approvals required by any third party, public body or governmental authority necessary for the consummation by each Dandrit Consenting Shareholder of the transactions contemplated by this Agreement (collectively, the “Required Approvals”). Neither the execution and delivery of this Agreement by the Shareholders’ Representative nor the consummation by the Shareholders’ Representative or the Dandrit Consenting Shareholders of the transactions contemplated hereby, nor compliance by the Shareholders’ Representative or the Dandrit Consenting Shareholders with any of the provisions hereof, will, upon obtaining any and all Required Approvals (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any Dandrit Consenting Shareholder is a party or by which any Dandrit Consenting Shareholder or any of its properties or assets may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Dandrit Consenting Shareholder, or any of their respective properties or assets.

3.4         Restricted Securities. The Dandrit Consenting Shareholders understand that the Putnam Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Putnam Shares will be characterized as “restricted securities” under U.S. federal securities laws, and that under such laws and applicable regulations the Putnam Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Dandrit Consenting Shareholder is familiar with Regulation S and Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.5         Investment Risk.  Each Dandrit Consenting Shareholder is able to bear the economic risk of acquiring the Putnam Shares pursuant to the terms of this Agreement, including a complete loss of the Dandrit Consenting Shareholder’s investment in the Putnam Shares.

3.6         Legend. Each Dandrit Consenting Shareholder acknowledges that the certificate(s) representing such Dandrit Consenting Shareholder’s portion of the Putnam Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the form set forth above in Section 1.5(c) above:

3.7         Compliance with Regulation S for Non-U.S. Persons.  Each such Dandrit Consenting Shareholder understands and agrees that Dandrit may refuse to register any transfer of such Dandrit Consenting Shareholder’s Putnam Shares not made in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Each such Dandrit Consenting Shareholder that is not a U.S. person, within the meaning of Rule 902(k) of Regulation S under the Securities Act, is acquiring its portion of the Putnam Shares pursuant to this Agreement for such Dandrit Consenting Shareholder’s own account and not for the account or benefit of any U.S. person, as that term is defined in Rule 902(k) of Regulation S.  Each such Dandrit Consenting Shareholder that is not a U.S. person has completed and provided to Dandrit and Putnam a completed Regulation S Certification, in substantially the form attached hereto as Exhibit A.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PUTNAM

Putnam and the sole shareholder of Putnam, hereby represents and warrants, to Dandrit, the Dandrit Consenting Shareholders and the Shareholders’ Representative as follows:

4.1         Organization. Putnam is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate power to carry on its business as now conducted.  Putnam is a “shell company” as defined in Rule 12b-2 under the Securities and Exchange Act as a company with no or nominal assets and no or nominal operations.

4.2         Capitalization.  Putnam’s authorized capital stock consists of (i) 100,000,000 shares of common stock, of which 5,000,000 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding.  Immediately prior to the Closing, Putnam shall have no more than 6,440,000 issued and outstanding shares of common stock, prior to taking effect to the cancellation of up to 4,400,000 shares of common stock by an existing shareholder.  All issued and outstanding shares of Putnam capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the Putnam Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  Except as shall be provided pursuant to the equity incentive plan which shall be adopted and approved by the Putnam’s Board of Directors prior to Closing, in form satisfactory to Dandrit, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Putnam is a party or which are binding upon Putnam providing for the issuance by Putnam or transfer by Putnam of additional shares of Putnam’s capital stock and Putnam has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of Putnam. To Putnam’s knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of Putnam’s capital stock.  Except as contemplated by this Agreement, there are no obligations of Putnam to repurchase, redeem or otherwise re-acquire any shares of its capital stock.  Putnam does not, and as of the Closing will not, have any outstanding obligations to register any of its shares of capital stock with the Commission.

4.3         Certain Corporate Matters. Putnam is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of Putnam’s properties or nature of Putnam’s business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. Putnam has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Putnam has delivered to Dandrit true, accurate and complete copies of its certificate of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and board of directors of Putnam are complete and correct in all material respects. The stock records and stockholder list of Putnam that Putnam has previously furnished to Dandrit are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of Putnam’s capital stock and any other outstanding securities issued by Putnam.  Putnam is not in default under or in violation of any provision of its certificate of incorporation or bylaws in any material respect.  Putnam is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4         Authority Relative to this Agreement.  Putnam has the requisite power and authority to enter into this Agreement and carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by Putnam and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Putnam and no other actions on the part of Putnam are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Putnam and constitutes a valid and binding obligation of Putnam, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.5         Consents and Approvals; No Violations.  No filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Putnam of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Putnam nor the consummation by Putnam of the transactions contemplated hereby, nor compliance by Putnam with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws of Putnam, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Putnam  is a party or by which it or any its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Putnam, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Putnam taken as a whole.

4.6         SEC Documents.  Putnam hereby makes reference to the following documents filed with the Commission, as posted on the SEC’s website, www.sec.gov:  (collectively, the “SEC Documents”): (a) Form 10-12G filed with the Commission on August 12, 2011 and any subsequent amendments thereto, (b) Annual Reports on Form 10-K for the years ended March 31, 2012 and 2013 and Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 2011, December 30, 2011, June 30, 2012, September 30, 2012, March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and any amendments thereto, (c) Schedule 14f-1 filed with the Commission on January 9, 2014, (d) Current Reports on Form 8-K filed with the Commission on October 23, 2011 and November 14, 2013; and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Putnam included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with US GAAP (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Putnam as of the dates thereof and its statements of operations, stockholders’ equity (deficit) and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were not and are not expected to have a material adverse effect on Putnam, its business, financial condition or results of operations).  Except as and to the extent set forth on the balance sheet of Putnam as of December 31, 2013 included in the SEC Documents, including the notes thereto or on Schedule 4.9 of this Agreement. Putnam has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not). Putnam does not have pending before the Commission any request for confidential treatment of information.

4.7               Financial Statements.

(a)                    Included in the SEC Documents is the audited balance sheet of Putnam as at March 31, 2013 and 2012, and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period from January 18, 2010 (Inception) through September 30, 2013, together with the unqualified report thereon (except with respect to continuation as a going concern) of Raich Ende Malter & Co. LLP (“Raiche Ende”), independent auditors (collectively, “Putnam’s Audited Financials”).

(b)                    Putnam’s Audited Financials and Putnam’s Interim Financials (collectively “Putnam’s Financial Statements”) (i) are in accordance with the books and records of Putnam, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of Putnam as of the dates indicated, and (iv) are prepared in accordance with US GAAP (except that (x) unaudited financial statements may not be in accordance with US GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Putnam, its business, financial condition or results of operations.

4.8            Events Subsequent to Financial Statements. Since September 30, 2013 there has not been:

(a)      Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Putnam;

(b)     Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Putnam;

(c)      Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Putnam  or any redemption, purchase or other acquisition of any such shares;

(d)     Any subjection to any lien on any of the assets, tangible or intangible, of Putnam;

(e)      Any incurrence of indebtedness or liability or assumption of obligations by Putnam;

(f)      Any waiver or release by Putnam of any right of any material value;

(g)     Any compensation or benefits paid to officers or directors of Putnam;

(h)     Any change made or authorized in the articles of incorporation or bylaws of Putnam;

(i)      Any loan to or other transaction with any officer, director or stockholder of Putnam  giving rise to any claim or right of Putnam against any such person or of such person against Putnam; or

(j)      Any change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of Putnam.

4.9         Liabilities. Except as set forth on Schedule 4.9 or as otherwise disclosed in the most recent balance sheet of Putnam included in Putnam’s Financial Statements, including the notes thereto, Putnam has no liability or obligation of any nature (whether direct, indirect, accrued, absolute, contingent, asserted, unasserted, known, unknown, matured, unmatured or otherwise and whether required to be reflected on a balance sheet or not).  Immediately prior to the Closing, Putnam will not have any liability or obligation of any nature (whether direct, indirect, accrued, absolute, contingent, asserted, unasserted, known, unknown, matured, unmatured or otherwise and whether required to be reflected on a balance sheet or not) except as set forth on Schedule 4.9 attached hereto.

4.10       Tax Matters.

(a)                  Putnam has duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with the U.S. Internal Revenue Service or other applicable taxing authority.

(b)                  Putnam has paid, or adequately reserved against in Putnam’s Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it.

(c)                  To the best knowledge of Putnam, there has been no material issue raised or material adjustment proposed (and none is pending) by the U.S. Internal Revenue Service or any other taxing authority in connection with any of Putnam’s tax returns.

(d)                  No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Putnam.

4.11       Real Property.  Putnam does not own or lease any real property.

4.12       Books and Records. The books and records of Putnam delivered to Dandrit prior to the Closing fully and fairly reflect the transactions to which Putnam is a party or by which its properties are bound.

4.13       Questionable Payments. Neither Putnam, nor any employee, agent or representative of Putnam, has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Putnam’s funds or made any payments from Putnam’s funds to governmental officials for improper purposes or made any illegal payments from Putnam’s funds to obtain or retain business.

4.14       Intellectual Property. Putnam does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Putnam has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Putnam infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened against Putnam.

4.15       Insurance. Putnam does not have any insurance policies in effect.

4.16       Contracts. Except as disclosed in its SEC Documents, Putnam does not have any contracts, leases, arrangements or commitments (whether oral or written) and is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.17       Litigation.  Putnam is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Putnam.  Putnam is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Putnam, and Putnam knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Putnam or to which Putnam is a party.

4.18       Employees.  Putnam does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees.  Putnam does not have a written or oral employment agreement with any officer or director of Putnam.  Putnam is not a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by Putnam to any stockholder, officer, director or employee of Putnam, nor are there any loans or debts payable or owing by any of such persons to Putnam or any guarantees by Putnam of any loan or obligation of any nature to which any such person is a party.

4.19       Employee Benefit Plans. Putnam does not have any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Putnam.

4.20       Legal Compliance. To the best knowledge of Putnam, after due investigation, no claim has been filed against Putnam alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. Putnam holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its business as presently conducted.

4.21       Subsidiaries and Investments.  Putnam does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

4.22       Broker’s Fees. Neither Putnam, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.26       No SEC or FINRA Inquiries.  Neither Putnam nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.  No past or present director or officer of Putnam has ever been the subject of any of the events described in Item 401(k) of Regulation S-K under the Exchange Act.

ARTICLE 5
COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE PRIOR TO CLOSING

5.1         Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Dandrit and its Subsidiaries and Putnam as each party may request.  In order that each party may have the full opportunity to do so, Dandrit and Putnam shall furnish each party and its representatives during such period with all such information concerning the affairs of Dandrit and its Subsidiaries or Putnam as each party or its representatives may reasonably request and cause Dandrit or Putnam and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party or its representatives upon request.

5.2         Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

5.3         Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, Dandrit and Putnam shall conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing.  Without the prior written consent of Dandrit or Putnam, as the case may be, except as required or specifically contemplated hereby, each such party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               5.4          Litigation.    From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

               5.5          Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

ARTICLE 6
CONDITIONS TO CLOSING

6.1                   Conditions to Obligations of Dandrit and the Dandrit Consenting Shareholders.  The obligations of Dandrit and the Dandrit Consenting Shareholders under this Agreement shall be subject to each of the following conditions:

   (a)                 Closing Deliveries.  At the Closing, Putnam shall have delivered or caused to be delivered to Dandrit and the Shareholders’ Representative, the following:

(i)                    (A) resolutions duly adopted by the board of directors of Putnam authorizing and approving the Exchange and the execution, delivery and performance of (1) this Agreement, including the delivery of the Putnam Shares in exchange for the Dandrit Interests and (2) an equity incentive plan in a form to be approved and accepted by Dandrit and (B) resolutions duly adopted by the shareholders of Putnam authorizing and adopting an equity incentive plan in a form which shall be satisfactory to Dandrit;

(ii)                   the resignation of the officers of Putnam, subject to the provisos of clause (iii) below;

(iii)                  subject to and in compliance with Rule 14f-1 under the Exchange Act, the existing directors of Putnam shall increase the size of the Board as appropriate, elect and appoint the individuals set forth on Schedule II to the Board as indicated to fill vacancies created by such increase in the size of the Board, upon which such directors, except to the extent they are remaining as indicated below, will resign, and provided further, that the positions of Chief Executive Officer, President, Chief Financial Officer and Treasurer as set forth on Schedule II shall be elected upon the Closing by the current directors of Putnam;

(iv)                  this Agreement duly executed by Putnam;

  (v)                  all corporate records, agreements, seals and any other information reasonably requested by Dandrit or the Shareholders’ Representative with respect to Putnam;

  (vi)                 a cancellation agreement with respect to the cancellation of up to an aggregate of 4,400,000 issued and outstanding shares of common stock owned by an existing stockholder of Putnam, effective upon the closing of the Exchange;

  (vii)                the Putnam Shares; provided, however, that certificates representing the Putnam Shares shall be delivered within ten (10) business days of the Closing;

  (viii)               evidence of the satisfaction of any outstanding liabilities, debts and obligations of Putnam, other than the outstanding accounts payable and other debt payable to related parties as set forth on Schedule 4.9;

  (ix)                 such other documents as Dandrit or the Shareholders’ Representative may reasonably request in connection with the transactions contemplated hereby.

(b)  the receipt by Dandrit of a consent from the Dandrit Shareholders owning no less than 90% of the issued and outstanding capital stock of Dandrit approving the transactions contemplated by this Agreement and appointing the Shareholders’ Representative as representative of such Dandrit Shareholders.

(c)                 Representations and Warranties to be True. The representations and warranties of Putnam herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Putnam shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(d)                 SEC Filings.  At the Closing, Putnam will be current in all Commission filings required by it to be filed.

(e)                 Due Diligence.  The Shareholders’ Representative shall have completed his business and legal due diligence.

(f)                  Legal Opinion.  The receipt of a legal opinion issued by the Lett Law Firm P/S in substantially the form attached hereto as Exhibit B.

6.2                    Conditions to Obligations of Putnam. The obligations of Putnam under this Agreement shall be subject to each of the following conditions:

  (a)                   Closing Deliveries.    On the Closing Date, Dandrit or the Shareholders’ Representative, as applicable, shall have delivered to Putnam the following:

(i)                  certificates or other instruments representing each Dandrit Interest, duly endorsed in blank or each accompanied by a duly executed and medallion guaranteed stock power effecting the transfer thereof to Putnam (or an equivalent instrument of transfer effective for the purpose of making such transfer in accordance with the laws of the jurisdiction of incorporation or organization of Dandrit of which such Dandrit Interest represents an ownership interest), in form reasonably acceptable to Putnam;

(ii)    this Agreement duly executed by Dandrit and the Shareholders’ Representative;

(iii)   such other documents as Putnam may reasonably request in connection with the transactions contemplated hereby;

(iv)   audited consolidated financial statements of Dandrit for the years ended December 31, 2012 and 2011 and unaudited financial statements of Dandrit for the periods ended September 30, 2013 and 2012; and

(v)    such other documents as Putnam may reasonably request in connection with the transactions contemplated hereby.

(d)                    Representations and Warranties to be True.  The representations and warranties of Dandrit and the Dandrit Consenting Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Dandrit and the Dandrit Consenting Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(e)                  Required Approvals. Dandrit and the Shareholders’ Representative shall have obtained all of the Required Approvals and delivered to Dandrit documentary evidence of the receipt of such Required Approvals, reasonably satisfactory to Putnam.

(f)                  Due Diligence.  Dandrit shall have completed its business and legal due diligence.

ARTICLE 7
COVENANTS AND AGREEMENTS OF THE PARTIES
EFFECTIVE SUBSEQUENT TO CLOSING

Dandrit agrees to pay up to an aggregate of $80,000 (plus any accrued unpaid interest)  (the “Loan Amount”) representing the amounts payable to certain related parties of Putnam as set forth on Schedule 4.9 of this Agreement, upon or prior to the closing of at least $12 million in gross proceeds (the “Minimum Offering Amount”) raised by Putnam following the Closing (the “Offering”). In the event less than the Minimum Offering Amount is raised, the Loan Amount shall remain outstanding and shall be payable by Dandrit upon the one year anniversary of the earlier of the closing of the Offering or the termination of the Offering.

ARTICLE 8
TERMINATION

           8.1            Events of Termination.  This Agreement may, by notice given in the manner hereinafter provided, be terminated and abandoned at any time prior to completion of the Closing, as follows:

(a)                   by Dandrit or the Shareholders’ Representative if (1) there has been a material Breach (as hereinafter defined) by Putnam and, in the case of a covenant or agreement Breach, such Breach shall not have been cured within ten (10) days after receipt by Putnam of notice specifying particularly such Breach, (2) if the Shareholders’ Representative identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on Putnam and such fact, circumstance or event is not cured by Putnam within ten (10) days after receipt by Putnam of notice specifying particularly such fact, event or circumstance;

 (b)                  by Putnam (1) if there has been a material Breach by Dandrit, the Shareholders’ Representative or any Dandrit Consenting Shareholder and, in the case of a covenant or agreement Breach, such Breach shall not have been cured within ten (10) days after receipt by Dandrit or the Shareholders’ Representative of notice specifying particularly such Breach, or (2) if Putnam identifies hereafter any fact, circumstance or event that could be reasonably determined to have a Putnam Material Adverse Effect, or a material adverse effect on Putnam following the Exchange, and such fact, circumstance or event is not cured by Dandrit, the Shareholders’ Representative or the Dandrit Consenting Shareholders within ten (10) days after receipt by Dandrit or the Shareholders’ Representative of notice specifying particularly such fact, event or circumstance; or

 (c)                  at any time by mutual written agreement of Dandrit, the Shareholders’ Representative and Putnam.

 This Agreement may not be terminated after completion of the Closing, except by mutual agreement of Dandrit, the Shareholders’ Representative and Putnam.

 For the purposes of this Article 7, there shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation, or other provision if there is or has been (a) any inaccuracy (subject to applicable knowledge and materiality qualifiers, if any) in, or breach of, or any failure to comply with, or perform, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation, or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

ARTICLE 9
GENERAL PROVISIONS

9.1         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by internationally recognized overnight courier (postage prepaid and acknowledgment of receipt requested) to the party to whom the same is so delivered, sent to the applicable addresses set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice).

9.2         Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4         Miscellaneous. This Agreement (together with all schedules, documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5         Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6         Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware; provided, however, that all references in this Agreement to actions that shall be consummated in accordance with the Danish Companies Act, shall be governed, construed and enforced pursuant to the Danish Companies Act.  Any and all actions brought under this Agreement shall be brought in the state or federal courts of the United States sitting in the City of New York, New York, Borough of Manhattan and each party hereby waives any right to object to the convenience of such venue.

9.7         Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8         Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Putnam, Dandrit and the Shareholders’ Representative.

9.9         Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

9.10       Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11       Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.12       Recitals Incorporated.  The recitals of this Agreement are incorporated herein and made a part hereof.

9.13       Waiver of Requirement for Any Judicial Approval. The Parties agree that for the effectiveness of the termination clauses under this Agreement, to waive any provisions, procedures and operations of any applicable law to the extent that court order is required for termination of this Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement and Plan of Share Exchange as of the day and year first above written.

PUTNAM HILLS CORP.

By:	/s/ Samir Masri
Name: Samir Masri
Title: Chief Executive Officer

Address:	175 Great Neck Rd. Suite 403 Great Neck, NY 11021 Attn: Samir Masri Email: Sam@masricpa.com

DANDRIT BIOTECH A/S

By:	/s/ Eric Leire
Name: Eric Leire
Title: Chief Executive Officer

By:	/s/ Niels Erik Nielsen
Name: Niels Erik Nielsen
Title: Chairman of the Board

Address:	Raadhuspladsen 4 1550 Copenhagen V, Denmark Attn: Niels Erik Nielsen Email: nen@lett.dk

SHAREHOLDERS’ REPRESENTATIVE

By:	/s/ Niels Erik Nielsen
Name: Niels Erik Nielsen

Address:	Raadhuspladsen 4 1550 Copenhagen V, Denmark Attn: Niels Erik Nielsen Email: nen@lett.dk

[Signature Page to Agreement and Plan of Share Exchange]

SCHEDULE I

DANDRIT CONSENTING SHAREHOLDERS*

Consenting Shareholders	Number of Dandrit shares	Number of Putnam shares
MEDIA-INVEST DANMARK A/S	529,691	793,923
BELE INVEST APS	324,702	486,677
SUNE OLSEN HOLDING APS	518,792	777,588
BIOTECH INVEST APS	59,620	89,361
SARDINIASOLAR PARK APS	193,850	290,551
CALL PARTNER APS	200,000	299,769
HAMIL HOLDING LTD	118,500	177,613
DKTI A/S	370,866	555,869
CMC 1 APS	100,000	149,884
JESPER BRODERSEN	85,590	128,286
GALLOK FOUNDATION	84,965	127,349
MARIENHOLM EJENDOMME APS	66,945	100,340
BENT SAKS HOLDING APS	64,286	96,355
ALL LINDGAARD APS	64,286	96,355
KIRKIN HOLDING APS	64,286	96,355
SMALLCAP DENMARK A/S	158,000	236,817
OLE WESSUNG APS	89,350	133,922
STRATEGA APS	17,443	26,144
ROAS HOLDING APS	36,747	55,078
HERLEV KONTOR-HOTEL APS	33,000	49,462
CASPER NIELSEN	49,500	74,193
ELLA SZIGETHY	40,000	59,954
EQUINOR TRUST LIMITED	28,966	43,415
LEIF ERLANDSEN	25,000	37,471
GEEK HOLDING APS	24,276	36,386
JARO HOLDING APS	21,000	31,476
EJENDOMSSELSKABET JANO APS	19,250	28,853
MIKE STEEN HANSEN	11,538	17,294
VIACOM APS	19,500	29,227
ROLL THE DICE APS	16,993	25,470
UDSTYKNINGSSELSKABET VIBEHAVEN APS	12,900	19,335
LARS RAHBEK HANSEN	12,500	18,736
GRAPHIC PRODUCTION APS	10,000	14,988
TAILWIND CPH	10,000	14,988
KRISHAN KUNAR BABLU TAKAIR	10,000	14,988
SCM INVESTMENTS APS	10,000	14,988
MAI-BRITT ZOCCA	9,000	13,490
BPBD CONSULT APS	9,000	13,490
BAAGØE SCHOU STATSAUTORISERET REVISIONSAKTIESELSKAB	11,027	16,528
JAN HANSEN / JH DK APS	7,150	10,717
TRUE AGENCY APS	7,000	10,492
MOGENS HELWEG CLAESSON	7,000	10,492
JENS DAM HOLDING APS	135,000	202,344
NATASCHA KREBS HARVICH	5,750	8,618
ERIC LEIRE	5,748	8,615
HUGO SVANEENG HOLDING APS	16,000	23,981
CORNELIUS GRUBE MERTZ BARILD	1,000	1,499
ZAT INVEST APS	15,307	22,943
TORBEN BJERREGAARD JENSEN	59,600	89,331
POUL SPANGSBERG	58,700	87,982
AURUM X APS	20,000	29,977
ØSTERBRO TØMMERHANDEL APS	10,000	14,988

Total	3,879,624	5,814,945

*Subject to adjustment at closing.

SCHEDULE II

POST CLOSING OFFICERS AND DIRECTORS

Name	Title
Eric Leire	Chief Executive Officer and President
Niels Erik Nielsen	Chairman of the Board and Director
Robert E. Wolfe	Chief Financial Officer
Dr. Jacob Rosenberg	Director
Aldo Petersen	Director

SCHEDULE 2.7

Material Changes of Dandrit since September 30, 2013

1.
Dandrit has received a loan facility from Sune Olsen Holding ApS ensuring financing until new equity has been brought in. Under the loan facility Dandrit has received the following amounts: On November 11, DKK 1,500,000, on November 20, 2013 DKK 405,000, on December 2, 2013 DKK 900,000, in total DKK 2,805,000. The loans are to be repaid when new equity is brought in and carries an interest of 5% per year.

2.
Dandrit has received a loan from Sune Olsen ensuring financing until new equity has been brought in. The loan in the amount of DKK 1,000,000 was issued on December 20, 2013. The loan are to be repaid when new equity is brought in and carries an interest of 5% per year.

3.	Loan from Stratega ApS was fully repaid on November 22, 2013.

4.	Debt to Bagoe Shou and Ernst & Young was fully repaid on December 10, 2013.

5.
Agreement with IT Kompagniet has been made regarding partial repayment of loan thus debt has been reduced to DKK 33.500 that will have to be repaid before June 30, 2014. The loan does not carry any interest.

6.
Prior loans from Sune Olsen Holding ApS which as of September 30, 2013 including accrued interest was in the amount of DKK 9.641.065 was on December 16, 2013 converted into 184.051 shares in Dandrit Biotech A/S.

7.	Convertible bond issued to DKTI A/S which as of October 31, 2013 including accrued interest was in the amount of DKK 9.144.817 was on December 16, 2013 converted into 174.578 shares in Dandrit.

8.	Loan from DKTI A/S which as of October 31, 2013 including accrued interest was in the amount of DKK 5.043.802 was on December 16, 2013 converted into 96.288 shares in Dandrit.

9.
On December 20, 2013 Dandrit sold the subsidiary in Singapore, DanDrit Singapore Pte. Ltd. In the latest audited annual report from Dandrit the subsidiary was valued DKK 1. The company was subsequently sold for S$ 1 equivalent to DKK 4.35.

10.
On December 30, 2013, Dandrit entered into an agreement with MyTomorrows, a Dutch company, regarding a Patient Name Use Program (PNU) for MCV.  This program will allow Dandrit to sell MCV at $ 20,600 for a year of treatment (10 vaccines) to cancer patients through MyTomorrows. MyTomorrows offers a worldwide online platform providing access to non-registered medicines for patients with life threatening diseases. MyTomorrows is a turnkey solution and will be in charge of regulatory, recruitment, logistics, and pharmacovigilance.  Dandrit’s potential liabilities are limited to quality control of cGMP manufacturing of MCV. Dandrit expects several benefits from this agreement.  First, in 2014, Dandrit anticipates short term revenue generation as MT will transfer $20,600 as soon as a patient orders MCV. Dandrit also anticipates that this program may contribute to lowering the cost of manufacturing of the clinical lot through economy of scale. This program may also generate real life data for MCV. Finally, Dandrit presumes that this agreement may strengthen its investment offers as this agreement change Dandrit’s value creation curve. Note that North American territories are excluded from that agreement.

Schedule 3.1

The following Dandrit Shareholders have pledged the number of Dandrit Interests set forth beside each such Dandrit Shareholder’s name below to the pledgee identified (the “Pledgees”).  Each such Dandrit Shareholder has obtained the consent of the Pledgee to transfer the Dandrit Interests to Putnam and such Pledgee has therefore released any claim or interest in the Dandrit Interests effective upon the Closing of the Exchange; provided, however, that such Dandrit Shareholder has agreed to pledge to the Pledgee, the Putnam Shares received in exchange for the Dandrit Interests transferred to Putnam.

Dandrit Shareholder	Pledgee	Number of Dandrit Interests Pledged	Number of Putnam Shares Pledged at Closing

Bele Invest ApS c/o Dina R. Asmussen Vermehrensvej 7 2930 Klampenborg Denmark Business registration number: 20275499.	Skandinaviska Enskilda Banken, Danmark, branch of Skandinaviska Enskilda Banken AB (publ), Sverige Bernstorffsgade 50 1577 København V Denmark Business registration number: 19956075.	250,000	381,836
SCM Investments ApS c/o C. Methmann Christensen Holding ApS Georg Krügers Vej 53 8600 Silkeborg Denmark Business registration number: 32949320	Hvidbjerg Bank, aktieselskab Østergade 2 Hvidbjerg 7790 Thyholm Denmark Business registration number: 64855417	10,000	14,988

Schedule 4.9

Total Liabilities as of February 12, 2014

OUTSTANDING LONG TERM LIABILITIES:

(1) Loan payable to NLBDIT 2010 Services LLC	-	$39,132.35

(2) Loan payable to Sunrise Securities Corp.	-	$38,235.33

(3) Interest payable	-	$1,887.00

		$79,254.68	*
OUTSTANDING ACCOUNTS PAYABLE:

(1) Unpaid fees and expenses incurred in connection with SEC filings since November 7, 2013.	-	$8,109.00	**

TOTAL		$87,363.68

*
Amount includes $10,597 in accounting, legal, auditor, printer and other related fees and expenses incurred in connection with the preparation and filing of Putnam’s Form 10-Q for the quarter ended September 30, 2013.

**
Amount is estimated and includes the total accounts payable set forth on Putnam’s balance sheet delivered as of February 12, 2014.  Excludes an additional $400 in estimated fees and expenses accrued in connection with the preparation and filing of Putnam’s Form 10-Q for the quarter ended December 31, 2013 and payable at closing.

Exhibit A

Regulation S Certification

In connection with the issuance of common stock (the “Putnam Shares”) of PUTNAM HILLS CORP., a Delaware corporation (“Putnam”), to the undersigned (the “Undersigned”), pursuant to that certain Agreement and Plan of Share Exchange (the “Agreement”), by and among Putnam, DanDrit Biotech A/S, a company organized in Demark (“DanDrit”) and Niels Erik Nielson, as representative of holders owning no less than 90% of the issued and outstanding equity interests of Dandrit (the “Shareholders’ Representative”), the Undersigned hereby agrees, acknowledges, represents, and warrants to Putnam, Dandrit and the Shareholders’ Representative that:

1.         the Undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trust, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

2.         none of the Putnam Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.         the Undersigned understands and agrees that offers and sales of any of the Putnam Shares prior to the expiration of a period of one (1) year after the date of original issuance of the Putnam Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.         the Undersigned understands and agrees not to engage in any hedging transactions involving any of the Putnam Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.         the Undersigned is acquiring the Putnam Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Putnam Shares in the United States or to U.S. Persons;

6.         the Undersigned has not acquired the Putnam Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Putnam Shares that would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Putnam Shares; provided, however, that the Undersigned may sell or otherwise dispose of the Putnam Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.         the statutory and regulatory basis for the exemption claimed for the sale of the Putnam Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.         Putnam has not undertaken, and will have no obligation, to register any of the Putnam Shares under the U.S. Securities Act;

9.         Putnam is entitled to rely on the acknowledgements, agreements, representations, and warranties and the statements and answers of the Undersigned contained in the Agreement and this Certificate, and the Undersigned will hold harmless Putnam from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations, and/or warranties made by the Undersigned not being true and correct;

10.       the Undersigned has been advised to consult his own legal, tax, and other advisors with respect to the merits and risks of an investment in the Putnam Shares and, with respect to applicable resale restrictions, is solely responsible (and Putnam is not in any way responsible) for compliance with applicable resale restrictions;

11.       the Undersigned and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Putnam in connection with the acquisition of the Putnam Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Putnam without unreasonable effort or expense;

12.       the books and records of Putnam were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Undersigned during reasonable business hours at its principal place of business, and all documents, records, and books in connection with the acquisition of the Putnam Shares under the Agreement have been made available for inspection by the Undersigned and his attorney and/or advisor(s);

13.       the Undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Undersigned is resident (the “International Jurisdiction”) that would apply to the acquisition of the Putnam Shares;

(b)
the Undersigned is acquiring the Putnam Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Undersigned is permitted to acquire the Putnam Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the applicable securities laws of the authorities in the International Jurisdiction do not require Putnam to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Putnam Shares; and

(d)	the acquisition of the Putnam Shares by the Undersigned does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of Putnam in the International Jurisdiction; and

the Undersigned will, if requested by Putnam, deliver to Putnam a certificate or opinion of local counsel from the International Jurisdiction that will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Putnam, acting reasonably;

14.       the Undersigned (i) is able to fend for himself in connection with the acquisition of the Putnam Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of his prospective investment in the Putnam Shares; and (iii) has the ability to bear the economic risks of his prospective investment and can afford the complete loss of such investment;

15.       the Undersigned is not aware of any advertisement of any of the Putnam Shares and is not acquiring the Putnam Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices, or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.       no person has made to the Undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Putnam Shares;

(b)	that any person will refund the purchase price of any of the Putnam Shares;

(c)	as to the future price or value of any of the Putnam Shares; or

(d)
that any of the Putnam Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Putnam Shares on any stock exchange or automated dealer quotation system;

17.       none of the Putnam Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Undersigned that any of the Putnam Shares will become listed on any stock exchange or automated dealer quotation system;

18.       the Undersigned is outside the United States when receiving and executing his Agreement and is acquiring the Putnam Shares as principal for his own account, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Putnam Shares;

19.       neither the U.S. Securities and Exchange Commission (“SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Putnam Shares;

20.       the Putnam Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.       the Undersigned acknowledges and agrees that Putnam shall refuse to register any transfer of Putnam Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22.       the Undersigned understands and agrees that the Putnam Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

23.         the address of the Undersigned included herein is the sole address of the Undersigned as of the date of this Certificate.

[Signature Page Follows.]

IN WITNESS WHEREOF, I have executed this Regulation S Certificate.

Date: ____________________________________, 20[__]
Signature of Holder

Print Name of Holder

Signature of spouse, joint tenant, or tenant-in-common, if applicable (required)

Print Name

Address:

Exhibit B

Form of Legal Opinion

1.         Dandrit is a corporation organized under the laws of Denmark, validly existing and in good standing with the corporate power and authority to enter into the Agreement and perform its obligations thereunder and the transactions contemplated thereby.. The execution, delivery and performance of the Agreement by Dandrit has been duly and validly authorized by all necessary corporate action on the part of Dandrit and no further consent or authorization of Dandrit or its Board of Directors or stockholders is required therefor.

2.         The Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of Dandrit enforceable against Dandrit in accordance with its terms. Following, the closing of the transactions contemplated by the Agreement, no less than 90% of the issued and outstanding Dandrit Equity Interests shall have been validly sold, conveyed, assigned, transferred and delivered to Putnam and Putnam shall be the owner of no less than 90% of the issued and outstanding equity interests of Dandrit free of all liens, claims and encumbrances.

3.         Dandrit’s authorized capital stock consists of 4,003,089 shares of a single class of which there are 4,003,089 shares issued and outstanding. To our knowledge, except as provided in connection with the transactions described in the Agreement, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Dandrit is a party or which are binding upon Dandrit providing for the issuance by Dandrit transfer by Dandrit of additional shares of Dandrit’s capital stock and Dandrit has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, warrants to purchase capital stock, phantom equity, preemptive or similar rights, contracts, arrangements or commitments to issue capital stock of Dandrit. To our knowledge there are no voting trusts or any other agreements or understandings with respect to the voting of Dandrit’s capital stock.

4.         To our knowledge, on the basis of the information we gained in the course of our representation of Dandrit prior to the effective date of the Share Exchange, and in connection with the closing of the transactions contemplated by the Share Exchange, nothing came to our attention that caused us to believe that (i) the Registration Statement on Form S-1 containing the “Form 10” information of Dandrit which shall be filed by Putnam with the Securities and Exchange Commission within four business days following the closing of the Share Exchange (the “Registration Statement”), including any exhibits and other documents that are incorporated by reference into the Registration Statement (the “Incorporated Documents”), considered as a whole as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Incorporated Documents, and we express no belief with respect to (A) any document filed by Putnam under the Securities Exchange Act of 1934, as amended, whether filed before or after the Effective Date, except to the extent such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole, (B) the financial statements or other financial or accounting data contained in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents or (C) the statements contained in the exhibits to the Incorporated Documents.